Exhibit 99.2

ACADIA PHARMACEUTICALS PRICES PUBLIC OFFERING OF COMMON STOCK

SAN DIEGO March 4, 2014 – ACADIA Pharmaceuticals Inc. (NASDAQ: ACAD) today announced the pricing of an underwritten public offering of 6,400,000 shares of its common stock, offered at a price to the public of $28.50 per share. The gross proceeds from this offering to ACADIA are expected to be $182.4 million, before deducting underwriting discounts and commissions and other estimated offering expenses payable by ACADIA. ACADIA has granted the underwriters a 30-day option to purchase up to an aggregate of 960,000 shares of common stock. The offering is expected to close on or about March 10, 2014, subject to customary closing conditions. ACADIA expects to use net proceeds of this offering to fund ongoing and new clinical trials and development and commercialization efforts for pimavanserin and its other product candidates and for general corporate purposes, which may include research, development and commercialization expenses, capital expenditures, working capital, and general and administrative expenses.

Jefferies LLC and J.P. Morgan Securities LLC are acting as the joint book-running managers for the offering. Cowen and Company, LLC is acting as the lead manager for the offering. JMP Securities LLC, Needham & Company, LLC, Ladenburg Thalmann & Co., and Roth Capital Partners are acting as co-managers for the offering.

The shares of common stock described above are being offered by ACADIA pursuant to a shelf registration statement filed by ACADIA with the Securities and Exchange Commission (SEC) that became automatically effective on March 3, 2014. A preliminary prospectus supplement related to the offering was filed with the SEC and is available on the SEC’s website located at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to this offering, when available, may be obtained from Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 12th floor, New York, NY 10022 or by telephone at 877-547-6340 or by email at Prospectus_Department@Jefferies.com, or from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY

11717, or by telephone at 866-803-9204.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About ACADIA Pharmaceuticals

ACADIA is a biopharmaceutical company focused on the development and commercialization of innovative medicines that address unmet medical needs in neurological and related central nervous system disorders. ACADIA has a pipeline of product candidates led by pimavanserin, which is in Phase III development as a treatment for Parkinson’s disease psychosis. Pimavanserin is also in Phase II development for Alzheimer’s disease psychosis and has successfully completed a Phase II trial as a co-therapy for schizophrenia. ACADIA also has clinical-stage programs for chronic pain and glaucoma in collaboration with Allergan, Inc. and two advanced preclinical programs directed at Parkinson’s disease and other neurological disorders. All product candidates are small molecules that emanate from internal discoveries.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements include but are not limited to statements related to expectations regarding the completion, timing and size of the offering of common stock by ACADIA, the expected gross and net proceeds from the offering and ACADIA’s expected use of the net proceeds from the offering. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including market risks and uncertainties and the satisfaction of customary closing conditions for an offering of securities. For a discussion of these and other factors, please refer to ACADIA’s annual report on Form 10-K for the year ended December 31, 2013 as well as ACADIA’s subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and ACADIA undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as required by law.

Contacts:

ACADIA Pharmaceuticals Inc.

Thomas H. Aasen, Executive Vice President,

Chief Financial Officer and Chief Business Officer

Lisa Barthelemy, Director of Investor Relations

858-558-2871